EXHIBIT 11.0


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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


                                                                                            Three Months Ended
                                                                                               September 30,
                                                                                          1999             1998
                                                                                          ----             ----
                                                                                          (In thousands, except
                                                                                            per share amount)
Net Income......................................................................        $ 5,382          $ 4,771
                                                                                          =====            =====

Weighted average common shares outstanding......................................          8,235            9,001

Basic earnings per common share.................................................         $ 0.65          $  0.53
                                                                                           ====             ====

Weighted average common shares outstanding......................................          8,235            9,001

Potential common stock due to dilutive
    effect of stock options.....................................................            460              499
                                                                                         ------            -----

Total shares for diluted earnings per share.....................................          8,695            9,500
                                                                                          =====            =====

Diluted earnings per common share ..............................................         $ 0.62           $ 0.50
                                                                                           ====             ====


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